UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 19, 2012

BEARING MINERAL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-156368	98-0585718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 714 – 1st Street, SE, Calgary, AB CANADA, T2G 2G8
(Address of Principal Executive Offices)

(403) 708-7869
(Issuer's Telephone Number)

92 Wishing Well Drive, Toronto, ON CANADA, M1T 1J4
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 19, 2012, Lorne Brown resigned from his position as a director of Bearing Mineral Exploration, Inc. (the “Company”).  Mr. Brown’s decision to resign was not the result of any disagreement or dispute with the Company relating to its operations, policies or practices. At the time of his resignation, Mr. Brown possessed no Company securities, nor is he owed any compensation for his services rendered to the Company.

(d)           Concurrent with Lorne Brown’s resignation, the Board appointed Art Agolli to serve as a member of the Board of Directors.  Mr. Agolli will receive no compensation for his services as a director of Bearing Mineral Exploration, Inc. nor is he expected to be appointed to one or more committees of the board at future meetings.  There are no transactions between Mr. Agolli and the Company during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

(c)           On March 19, 2012, Gerhard Schlombs resigned from his officer positions as President, Principal Executive Officer, Principal Financial Officer (Principal Accounting Officer), Secretary and Treasurer of Bearing Mineral Exploration, Inc.  Mr. Schlombs will continue to serve as a member of the Board of Directors.  Following the resignation of Mr. Schlombs from his officer positions, the Company’s Board of Directors appointed Art Agolli as the Company’s President, Principal Executive Officer, Principal Financial Officer (Principal Accounting Officer), Secretary and Treasurer.

Following is a brief description of Mr. Agolli’s business experience:

Art Agolli (41), is a graduate of Grand Valley State University in Michigan, where he received his Master’s degree in Management as well as a Bachelor’s degree in International Relations and Business.

From April 2004 to August 2008, Mr. Agolli was a co-founder and Vice President of Bankers Petroleum Ltd. (“Bankers”), a Toronto Stock Exchange (TSX: BNK.TO) and London Stock Exchange (AIM: BNK.L) listed oil and gas company.  Bankers is a Canadian-based oil and gas exploration and production company focused on developing large oil and gas reserves in Albania.  Bankers operates and has the rights to develop the Patos-Marinza heavy oilfield and has a 100% interest in the Kuςova oilfield. Mr. Agolli also played a significant role with BNK Petroleum Inc. (TSX: BKX.TO), a Toronto Stock Exchange listed company that was spun off from Bankers Petroleum.  Mr. Agolli was instrumental in getting BNK Petroleum Inc. into Poland where the company has secured one of the largest shale gas land positions in the country and in Europe.

Since August 2008 to the present date, Art Agolli has been the President and founder of BA Capital Inc.; a Calgary, Alberta based private equity and merchant bank boutique which services the energy sector.  He is also a co-founder, and has provided consulting services to Sonoro Energy since January 2010.  Sonoro Energy is a publicly traded (TSX-V: SNV) international oil exploration and development company with offices in Calgary, Alberta and the Netherlands.  Sonoro Energy’s current focus is asphalt (heavy oil) resource exploration and development in the Salah ad Din Province of Iraq.

There are no transactions between Mr. Agolli and the Company during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEARING MINERAL EXPLORATION, INC.

March 20, 2012

/s/ “Art Agolli”
Art Agolli
President, Chief Executive Officer